Exhibit 99.1

Ameris Bancorp Reports Net Income Of $20.0 Million, Or $0.57 Per Diluted Share, For Second Quarter 2016

MOULTRIE, Ga., July 22, 2016 /PRNewswire/ -- Ameris Bancorp (Nasdaq: ABCB) (the "Company") today reported operating net income of $20.0 million, or $0.57 per diluted share, for the quarter ended June 30, 2016, compared with $12.3 million, or $0.38 per diluted share, for the quarter ended June 30, 2015. For the year-to-date period ending June 30, 2016, the Company reported operating net income of $36.5 million, or $1.07 per diluted share, compared with $22.1 million, or $0.70 per share, for the same period in 2015.

Commenting on the Company's quarterly results, Edwin W. Hortman, Jr., the Company's President and Chief Executive Officer, said, "We indicated earlier in the year that we were operating with more momentum around our key metrics than I had seen in the past few years. That momentum carried us to an outstanding quarter in virtually every part of the Company. Organic growth has been increasingly reliable and with our improved efficiency ratios, we expect more profits to hit the bottom line. Our lines of business continue to grow net earnings and credit quality is trending back to levels we have not seen in a decade. I am proud of the work our Company has done to achieve these results."

Although the second quarter of 2016 contained no merger or non-recurring items, the same quarter of 2015 and the year to-date periods include non-operating amounts. Reported earnings, including merger and credit charges totaled $20.0 million, or $0.57 per share, for the second quarter of 2016, compared with $1.3 million, or $0.04 per share, for the same quarter in 2015. For the year to-date period ending June 30, 2016, the Company reported earnings of $32.4 million, or $0.95 per share, compared with $11.1 million, or $0.35 per share, for the quarter ending June, 2015.

Highlights of the Company's performance and results for the second quarter of 2016 include the following:

  Operating return on average assets of 1.31%, compared with 1.11% in the same quarter in 2015
  Operating return on tangible common equity of 17.03%, compared with 12.83% in the second quarter of 2015
  Operating efficiency ratio (excluding intangible amortization) of 61.52% in the second quarter of 2016, down from 64.07% in the same quarter of 2015
  Organic loan growth of $233.4 million, reflecting an annualized growth rate of 25.5%
  Successful system and data conversion of the eight retail offices acquired in the Company's acquisition of Jacksonville Bancorp, Inc. ("JAXB")
  Total revenue (FTE) of $83.9 million, an increase of 35.5% from the same quarter in 2015
  Tangible book value per share of $13.89 at June 30, 2016, compared with $11.81 per share at June 30, 2015
  Tangible common equity to tangible assets increased to 7.96% at June 30, 2016, compared with 7.68% at March 31, 2016
  Net income from mortgage and SBA lines of businesses totaling $6.2 million in the second quarter, compared with $4.0 million in the same quarter of 2015.

Operating Performance
For the quarter ending June 30, 2016, the Company reported operating return on assets of 1.31%, compared with 1.11% in the same quarter of 2015. Return on tangible common equity during the quarter rose to 17.03%, compared with 12.83% in the second quarter of 2015, despite higher capital levels.

The improved operating ratios result primarily from significantly improved efficiency and overhead ratios. During the second quarter, the Company's operating efficiency ratio net of intangible amortization was 61.52%, compared with 64.07% in the same quarter of 2015. The Company's net overhead ratio has improved as well to 1.57% in the second quarter of 2016, compared with 1.86% in the second quarter of 2015. Initiatives designed to reallocate resources to needed areas versus incremental spending has been sufficient to hold total expenses steady while revenue has continued to grow.

Net Interest Income and Net Interest Margin
Net interest income (taxable equivalent) for the second quarter of 2016 totaled $55.5 million, an increase of $14.3 million, or 34.6%, compared with $41.3 million for the second quarter of 2015. Strong growth in the spread income resulted primarily from higher levels of earning assets, funded almost entirely with growth in very low cost deposits. Additionally, loans have increased as a percentage of earning assets from 77.8% during the second quarter of 2015 to 82.8% in the current quarter, with the majority of the increase coming from short-term assets.

The Company's net interest margin decreased slightly during the quarter to 4.01%, compared with 4.03% during the first quarter of 2016. Higher levels of accretion income on purchased assets were offset by lower yields on the purchased mortgage pools. Accretion income was impacted in the quarter from certain prepayments that increased accretion by $1.1 million over scheduled amounts. The Company's mortgage pools were negatively affected by approximately $900,000 relating to accelerated prepayments and an adjustment on the remaining life of the pools and associated premiums. Because of the shorter estimated life, management expects the yields on these assets to trend closer to 2.85%-3.00% than the 3.00%-3.25% previously recorded.

Yields on earning assets in the second quarter of 2016 were 4.35%, compared with 4.36% in the first quarter of 2016 and 4.49% in the second quarter of 2015. Interest income on loans on a tax-equivalent basis increased during the second quarter of 2016 to $54.9 million, compared with $49.8 million in the first quarter of 2016 and $40.2 million in the second quarter of 2015. Excluding accretion income, yields on all loans were 4.42% in the second quarter of 2016, reflecting a decline of 0.43% from the second quarter of 2015. Excluding the effect of purchased mortgage pools, the Company's loan yields declined by only 0.11% from the second quarter of 2015, reflecting success in the Company's pricing efforts on new and renewed credits in the current rate environment.

Total interest expense for the second quarter of 2016 was $4.8 million, compared with $3.5 million in the same quarter of 2015. Increases in total interest expense were driven primarily by increases in total deposits and other borrowings resulting from both acquisition activity and organic growth. Deposit costs of funds were only slightly lower during the second quarter of 2016 at 0.22%, compared with 0.23% during the first quarter of 2016 and 0.24% during the second quarter of 2015. Continued improvement in the Company's mix of deposits, primarily toward non-interest bearing deposits, has allowed for more aggressive retention efforts on MMDA and CDs without negatively impacting overall deposit costs. Non-interest bearing deposits were 30.0% of the total average deposits during the second quarter of 2016, compared with 28.9% for the second quarter of 2015. Management does not expect deposit costs or overall funding costs to decrease materially in the coming quarters despite tightening liquidity ratios and stronger forecasts for asset growth.

Non-interest Income
Non-interest income in the second quarter of 2016 improved to $28.4 million, an increase of $7.8 million, or 37.6%, compared with the same quarter in 2015. Service charges on deposit accounts increased by $3.3 million to $10.4 million during the quarter, an increase of 45.9% compared with the same quarter in 2015. Stronger growth in commercial and treasury management accounts contributed to the growth in income, as did growth in balances that resulted from the Company's acquisitions during 2015 and the first quarter of 2016.

Levels of non-interest income benefited from continued growth and profitability in the Company's mortgage operations. Revenue from mortgage operations increased to $14.1 million, an increase of 45.4% compared with the same quarter in 2015. Net income for the Company's retail mortgage division increased 82.6% during the second quarter of 2016 to $4.1 million, compared with $2.2 million in the second quarter of 2015. Total retail production increased to $375.7 million in the quarter, compared with $285.6 million in the second quarter of 2015, while spreads (gain on sale) increased to 3.90% in the current quarter compared with 3.67% in the same quarter of 2015. Open pipelines at the end of the quarter were $162.6 million, compared with $161.5 million at the beginning of the second quarter of 2016 and $115.9 million at the end of the second quarter of 2015.

Net income for the Company's SBA division increased 3.0% during the second quarter of 2016 to $880,000, compared with $854,000 during the second quarter of 2015. SBA pipelines improved significantly at the end of the second quarter of 2016, growing to $65.4 million, compared with $49.4 million at the beginning of the quarter. Total principal of closed loans in the second quarter of 2016 amounted to $17.9 million, an increase of $7.9 million from the first quarter of 2016 and an increase of $8.3 million compared with the second quarter of 2015.

Non-interest Expense
Operating expenses, excluding merger and non-recurring credit charges, increased $12.5 million during the second quarter of 2016, from $39.9 million in the second quarter of 2015 to $52.4 million in the second quarter of 2016. The growth in operating expenses that resulted from the Company's two acquisitions that were completed late in the second quarter of 2015, as well as the JAXB acquisition completed in the first quarter of 2016, account for almost all of the increase in total operating expenses.

During the second quarter, operating expenses increased $3.1 million from the first quarter of 2016. The acquisition of JAXB at the end of the first quarter of 2016 was the primary driver of the additional operating expenses. The conversion and substantially all of the integration for the JAXB transaction have been completed, and the Company expects to see a reduction of approximately $500,000 in operating expenses in the coming quarter as a result.

Salaries and benefits increased to $27.5 million in the current quarter of 2016, compared with $26.2 million in the first quarter of 2016 and $22.5 million in the same quarter in 2015. Increases in compensation costs from the first quarter reflect an increase of $2.0 million in higher levels of commissions for mortgage and SBA personnel, as well as the impact of staffing additions from the acquisition of JAXB in March 2016.

Occupancy and equipment costs increased from $5.7 million in the first quarter of 2015 to $6.4 million in the second quarter of 2016 due to the additional JAXB branches acquired in March. Data processing and telecommunications costs decreased slightly to $6.0 million in the second quarter of 2016, compared with $6.1 million for the first quarter of 2016.

Total credit costs (provision and non-provision credit resolution-related costs) totaled $2.7 million in the second quarter of 2016, compared with $2.5 million in the first quarter of 2016 and $13.9 million in the same quarter in 2015. During the second quarter of 2015, the Company recorded a non-recurring charge of $11.2 million to aggressively mark certain non-performing assets in a manner that would facilitate quick disposition. Excluding that charge, total credit costs would have been consistent at $2.7 million for the second quarter of 2015.

Balance Sheet Trends
Total assets at June 30, 2016 were $6.22 billion, compared with $5.59 billion reported at December 31, 2015 and $6.10 billion reported at March 31, 2016.

Loans, including loans held for sale, totaled $4.73 billion at June 30, 2016, compared with $3.57 billion at June 30, 2015. During the quarter, growth in legacy loans (loans and purchased non-covered loans) amounted to $233.4 million, or 25.5% on an annualized basis. Growth in loans was diversified across product type, with CRE at 28% of incremental growth, municipal at 35%, C&I and agriculture at 12% and mortgage lending, including warehouse lines, at 25% of the total.

Purchased non-covered loan pools declined during the current quarter to $610.4 million, compared with $656.7 million at March 31, 2016. No additional purchases of mortgage loan pools were made during the quarter, although management anticipates maintaining purchased loan pool balances between $600 million and $700 million.

Investment securities at the end of the quarter amounted to $862.8 million, or 17.2% of earning assets, compared with $792.5 million, or 15.6% of earning assets, at December 31, 2015.

At June 30, 2016, total deposits amounted to $5.18 billion, or 93.1% of total funding, compared with $4.88 billion and 96.6%, respectively, at December 31, 2015. Non-interest bearing deposits at the end of the current quarter were $1.55 billion, or 30.0% of total deposits, compared with $1.33 billion, or 27.3%, at December 31, 2015. Non-rate sensitive deposits (including NIB, NOW and savings) totaled $2.90 billion at June 30, 2016, compared with $2.71 billion at the end of 2015. These funds represented 56.0% of the Company's total deposits at June 30, 2016, compared with 55.6% at the end of 2015.

Stockholders' equity at June 30, 2016 totaled $625.9 million, compared with $514.8 million reported at December 31, 2015. The increase in stockholders' equity was the result of the issuance of shares of common stock in the JAXB acquisition during the first quarter of 2016, plus earnings of $32.4 million during the first six months of 2016. Tangible book value at June 30, 2016 was $13.89 per share, up 9.8% from $12.65 per share at the end of 2015. Tangible common equity as a percentage of tangible assets increased to 7.96% at the end of the second quarter of 2016, compared with 7.44% at the end of 2015.

Conference Call
The Company will host a teleconference at 11:00 a.m. EDT today (July 22, 2016) to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-877-504-1190 (or 1-855-669-9657 for participants in Canada and 1-412-902-6630 for other international participants). The conference ID name is Ameris Bancorp ABCB. A replay of the call will be available one hour after the end of the conference call until August 6, 2016. To listen to the replay, dial 1-877-344-7529 (or 1-855-669-9658 for participants in Canada and 1-412-317-0088 for other international participants). The conference replay access code is 10089110. The conference call replay and the financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at www.amerisbank.com.

About Ameris Bancorp
Ameris Bancorp is a bank holding company headquartered in Moultrie, Georgia. The Company's banking subsidiary, Ameris Bank, had 102 locations in Georgia, Alabama, northern Florida and South Carolina at the end of the most recent quarter.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management of Ameris Bancorp (the "Company") uses these non-GAAP measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe", "estimate", "expect", "intend", "anticipate" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company's periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company's results of operations and financial condition.

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
	2016	2016	2015	2015	2015	2016	2015

EARNINGS

Net Income	$ 20,049	$ 12,317	$ 14,148	$ 15,627	$ 1,308	$ 32,366	$ 11,072

Operating Net Income	$ 20,049	$ 16,450	$ 15,323	$ 15,917	$ 12,327	$ 36,499	$ 22,101

PER COMMON SHARE DATA
Earnings per share available to common shareholders:
Basic	$ 0.58	$ 0.38	$ 0.44	$ 0.49	$ 0.04	$ 0.96	$ 0.35
Diluted	$ 0.57	$ 0.37	$ 0.43	$ 0.48	$ 0.04	$ 0.95	$ 0.35
Cash Dividends per share	$ 0.05	$ 0.05	$ 0.05	$ 0.05	$ 0.05	$ 0.10	$ 0.10
Book value per share (period end)	$ 17.96	$ 17.25	$ 15.98	$ 15.60	$ 15.12	$ 17.96	$ 15.12
Tangible book value per share (period end)	$ 13.89	$ 13.13	$ 12.65	$ 12.31	$ 11.81	$ 13.89	$ 11.81
Weighted average number of shares:
Basic	34,832,621	32,752,063	32,199,632	32,195,435	32,184,355	33,792,343	31,318,487
Diluted	35,153,311	33,053,554	32,594,929	32,553,167	32,520,453	34,107,298	31,652,557
Period-end number of shares	34,847,311	34,837,454	32,211,385	32,196,117	32,195,089	34,847,311	32,195,089
Market data:
High closing price	$ 32.39	$ 32.68	$ 34.90	$ 28.75	$ 26.87	$ 32.68	$ 26.87
Low closing price	$ 27.89	$ 25.09	$ 27.65	$ 24.97	$ 24.73	$ 25.09	$ 22.75
Period end closing price	$ 29.70	$ 29.58	$ 33.99	$ 28.75	$ 25.29	$ 29.70	$ 25.29
Average daily volume	215,409	253,779	301,775	174,900	107,413	234,141	106,301

PERFORMANCE RATIOS
Return on average assets	1.31%	0.88%	1.03%	1.19%	0.12%	1.11%	0.52%
Return on average common equity	13.08%	9.14%	10.94%	12.53%	1.07%	11.24%	4.54%
Earning asset yield (TE)	4.35%	4.36%	4.30%	4.39%	4.49%	4.35%	4.63%
Total cost of funds	0.35%	0.33%	0.32%	0.32%	0.36%	0.34%	0.38%
Net interest margin (TE)	4.01%	4.03%	3.98%	4.07%	4.14%	4.02%	4.26%
Non-interest income excluding securities transactions,
as a percent of total revenue (TE)	32.01%	30.40%	29.56%	32.33%	31.51%	31.25%	30.33%
Efficiency ratio	63.11%	74.41%	74.66%	66.87%	92.74%	68.46%	82.99%

CAPITAL ADEQUACY (period end)
Stockholders' equity to assets	10.06%	9.85%	9.21%	9.63%	9.35%	10.06%	9.35%
Tangible common equity to tangible assets	7.96%	7.68%	7.44%	7.76%	7.46%	7.96%	7.46%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	7.96%	7.68%	7.44%	7.76%	7.46%	7.96%	7.46%
Effect of goodwill and other intangibles	2.10%	2.17%	1.77%	1.87%	1.89%	2.10%	1.89%
Equity to assets (GAAP)	10.06%	9.85%	9.21%	9.63%	9.35%	10.06%	9.35%

OTHER PERIOD-END DATA
Banking Division FTE	1,023	1,085	1,075	1,110	1,122	1,023	1,122
Mortgage Division FTE	245	233	229	218	191	245	191
Total Ameris Bancorp FTE Headcount	1,268	1,318	1,304	1,328	1,313	1,268	1,313

Assets per Banking Division FTE	$ 6,081	$ 5,620	$ 5,199	$ 4,699	$ 4,640	$ 6,081	$ 4,640
Branch locations	102	103	101	103	103	102	103
Deposits per branch location	$ 50,780	$ 50,784	$ 48,310	$ 43,986	$ 43,801	$ 50,780	$ 43,801

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
	2016	2016	2015	2015	2015	2016	2015

INCOME STATEMENT

Interest income
Interest and fees on loans	$ 54,164	$ 49,191	$ 47,336	$ 45,775	$ 39,838	$ 103,355	$ 78,456
Interest on taxable securities	4,554	4,586	4,540	4,694	3,747	9,140	6,900
Interest on nontaxable securities	454	446	458	480	462	900	931
Interest on deposits in other banks	159	328	262	227	177	487	301
Interest on federal funds sold	9	8	5	19	5	17	9
Total interest income	59,340	54,559	52,601	51,195	44,229	113,899	86,597

Interest expense
Interest on deposits	$ 2,915	$ 2,741	$ 2,687	$ 2,521	$ 2,264	$ 5,656	$ 4,544
Interest on other borrowings	1,836	1,382	1,296	1,275	1,277	3,218	2,533
Total interest expense	4,751	4,123	3,983	3,796	3,541	8,874	7,077

Net interest income	54,589	50,436	48,618	47,399	40,688	105,025	79,520

Provision for loan losses	889	681	553	986	2,656	1,570	3,725

Net interest income after provision for loan losses	$ 53,700	$ 49,755	$ 48,065	$ 46,413	$ 38,032	$ 103,455	$ 75,795

Noninterest income
Service charges on deposit accounts	$ 10,436	$ 9,915	$ 10,119	$ 10,766	$ 7,151	$ 20,351	$ 13,580
Mortgage banking activity	14,142	10,211	8,586	10,404	9,727	24,353	17,810
Other service charges, commissions and fees	967	1,111	1,112	1,145	829	2,078	1,497
Gain(loss) on sale of securities	-	94	-	115	10	94	22
Other non-interest income	2,834	2,955	2,590	2,548	2,909	5,789	5,292
Total noninterest income	28,379	24,286	22,407	24,978	20,626	52,665	38,201

Noninterest expense
Salaries and employee benefits	27,531	26,187	25,972	24,934	22,465	53,718	43,097
Occupancy and equipment expenses	6,371	5,700	5,917	5,915	4,809	12,071	9,363
Data processing and telecommunications expenses	6,049	6,113	6,046	5,329	4,214	12,162	8,474
Credit resolution related expenses (1)	1,764	1,799	2,223	1,083	11,240	3,563	14,401
Advertising and marketing expenses	854	805	1,171	667	833	1,659	1,474
Amortization of intangible assets	1,319	1,020	1,160	1,321	630	2,339	1,260
Merger and conversion charges	-	6,359	1,807	446	5,712	6,359	5,727
Other non-interest expenses	8,471	7,617	8,732	8,701	6,961	16,088	13,895
Total noninterest expense	52,359	55,600	53,028	48,396	56,864	107,959	97,691

Income before income taxes	$ 29,720	$ 18,441	$ 17,444	$ 22,995	$ 1,794	$ 48,161	$ 16,305

Income tax expense	9,671	6,124	3,296	7,368	486	15,795	5,233

Net income	$ 20,049	$ 12,317	$ 14,148	$ 15,627	$ 1,308	$ 32,366	$ 11,072

Diluted earnings available to common shareholders	0.57	0.37	0.43	0.48	0.04	0.95	0.35

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.
	2016	2016	2015	2015	2015

PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$ 116,255	$ 146,863	$ 118,518	$ 114,396	$ 115,413
Federal funds sold and interest bearing balances	68,273	107,373	272,045	120,925	239,804
Investment securities available for sale, at fair value	843,646	837,103	783,185	811,385	862,154
Other investments	19,125	12,802	9,323	9,322	9,322
Mortgage loans held for sale	102,757	97,439	111,182	111,807	108,829

Loans, net of unearned income	2,819,071	2,528,007	2,406,877	2,290,649	2,171,600
Purchased, non-covered loans (excluding loan pools)	1,072,217	1,129,919	771,554	767,494	808,313
Purchased, non-covered loan pools	610,425	656,734	592,963	410,072	268,984
Covered loans	121,418	130,279	137,529	191,021	209,598
Less allowance for loan losses	(21,734)	(21,482)	(21,062)	(22,471)	(21,658)
Loans, net	4,601,397	4,423,457	3,887,861	3,636,765	3,436,837

Other real estate owned	13,765	14,967	16,147	20,730	22,567
Purchased, non-covered other real estate owned	13,928	15,048	14,333	11,538	13,112
Covered other real estate owned	2,742	3,764	5,011	12,203	12,626
Total other real estate owned	30,435	33,779	35,491	44,471	48,305

Premises and equipment, net	123,978	124,747	121,639	124,756	124,916
Goodwill	121,422	121,512	90,082	87,701	87,367
Other intangibles, net	20,574	21,892	17,058	18,218	19,189
FDIC loss sharing receivable	-	1,197	6,301	4,506	14,957
Cash value of bank owned life insurance	77,095	76,676	64,251	59,894	59,552
Other assets	96,337	92,931	72,004	72,154	79,089
Total assets	$ 6,221,294	$ 6,097,771	$ 5,588,940	$ 5,216,300	$ 5,205,734

Liabilities
Deposits:
Noninterest-bearing	$ 1,553,972	$ 1,529,037	$ 1,329,857	$ 1,275,800	$ 1,280,174
Interest-bearing	3,625,560	3,701,750	3,549,433	3,254,723	3,231,373
Total deposits	5,179,532	5,230,787	4,879,290	4,530,523	4,511,547
Federal funds purchased & securities sold under
agreements to repurchase	37,139	43,741	63,585	51,506	75,066
Other borrowings	260,191	110,531	39,000	39,000	39,000
Other liabilities	34,947	28,647	22,432	23,371	24,026
Subordinated deferrable interest debentures	83,570	83,237	69,874	69,600	69,325
Total liabilities	5,595,379	5,496,943	5,074,181	4,714,000	4,718,964

Stockholders' equity
Preferred stock	$ -	$ -	$ -	$ -	$ -
Common stock	36,303	36,272	33,625	33,610	33,609
Capital surplus	408,549	407,726	337,349	336,599	336,212
Retained earnings	181,701	163,395	152,820	140,282	126,265
Accumulated other comprehensive income/(loss)	12,960	6,411	3,353	4,197	3,072
Less treasury stock	(13,598)	(12,976)	(12,388)	(12,388)	(12,388)
Total stockholders' equity	625,915	600,828	514,759	502,300	486,770
Total liabilities and stockholders' equity	$ 6,221,294	$ 6,097,771	$ 5,588,940	$ 5,216,300	$ 5,205,734

Other Data
Earning Assets	5,027,382	5,486,854	5,075,335	4,703,353	4,669,282
Intangible Assets	141,996	143,404	107,140	105,919	106,556
Interest Bearing Liabilities	4,006,460	3,939,259	3,721,892	3,414,829	3,414,764
Average Assets	6,138,757	5,618,397	5,427,367	5,213,275	4,464,558
Average Common Stockholders' Equity	616,361	542,264	513,098	494,957	491,967

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
	2016	2016	2015	2015	2015	2016	2015

ASSET QUALITY INFORMATION(1)

Allowance for loan losses
Balance at beginning of period	$ 21,482	$ 21,062	$ 22,471	$ 21,658	$ 21,852	$ 21,062	$ 21,157

Provision for loan loss (2)	1,050	1,200	800	1,050	1,800	2,250	2,900

Charge-offs	1,193	1,435	2,398	719	2,452	2,628	3,307
Recoveries	395	655	189	482	458	1,050	908
Net charge-offs (recoveries)	798	780	2,209	237	1,994	1,578	2,399

Ending balance	$ 21,734	$ 21,482	$ 21,062	$ 22,471	$ 21,658	$ 21,734	$ 21,658

As a percentage of loans	0.77%	0.85%	0.88%	0.98%	1.00%	0.77%	1.00%
As a percentage of nonperforming loans	135.81%	136.83%	124.92%	109.31%	104.43%	135.81%	104.43%

Net charge-off information
Charge-offs
Commercial, financial & agricultural	$ 541	$ 406	$ 501	$ 135	$ 410	$ 947	$ 802
Real estate - residential	123	468	621	234	464	591	732
Real estate - commercial & farmland	361	347	1,009	184	1,162	708	1,174
Real estate - construction & development	109	155	157	105	263	264	360
Consumer installment	59	59	110	61	153	118	239
Total charge-offs	1,193	1,435	2,398	719	2,452	2,628	3,307

Recoveries
Commercial, financial & agricultural	87	73	134	117	115	160	400
Real estate - residential	14	314	13	54	27	328	84
Real estate - commercial & farmland	57	121	13	272	17	178	32
Real estate - construction & development	221	122	9	6	277	343	308
Consumer installment	16	25	20	33	22	41	84
Total recoveries	395	655	189	482	458	1,050	908

Net charge-offs (recoveries)	$ 798	$ 780	$ 2,209	$ 237	$ 1,994	$ 1,578	$ 2,399

Non-accrual loans (excluding purchased non-covered
and covered loans)	16,003	15,700	16,860	20,558	20,740	16,003	20,740
Non-accrual purchased non-covered loans	15,767	19,187	13,330	11,374	17,444	15,767	17,444
Foreclosed assets (excluding purchased assets)	13,765	14,967	16,147	20,730	22,567	13,765	22,567
Purchased, non-covered other real estate owned	13,928	15,048	14,333	11,538	13,112	13,928	13,112
Accruing loans delinquent 90 days or more	-	-	-	-	-	-	-
Total non-performing assets, excluding covered assets	59,463	64,902	60,670	64,200	73,863	59,463	73,863

Non-performing assets as a percent of total assets	0.96%	1.06%	1.09%	1.23%	1.42%	0.96%	1.42%
Net charge offs as a percent of loans (Annualized)	0.11%	0.12%	0.36%	0.04%	0.37%	0.11%	0.22%

(1) Asset quality information is presented net of covered assets where the Company's risk exposure is limited substantially by loss sharing agreements with the FDIC.

(2) During 2014 and 2015, the Company recorded provision for loan loss expense to account for losses where the initial estimate of cash flows was found to be excessive on loans acquired in FDIC assisted acquisitions.  These amounts are excluded from the calculation above but reflected in the Company's Consolidated Statement of Operations.

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	For the quarter ended:
	Jun.	Mar.	Dec.	Sept.	Jun.
Loans by Type	2016	2016	2015	2015	2015
Commercial, financial & agricultural	$ 564,343	$ 434,073	$ 449,623	$ 427,747	$ 373,202
Real estate - construction & development	274,717	264,820	244,693	220,798	205,019
Real estate - commercial & farmland	1,248,580	1,154,887	1,104,991	1,067,828	1,010,195
Real estate - residential	680,233	629,138	570,430	532,285	537,201
Consumer installment	33,245	31,901	31,125	31,299	30,080
Other	17,953	13,188	6,015	10,692	15,903
Total Legacy (excluding purchased
non-covered and covered)	$ 2,819,071	$ 2,528,007	$ 2,406,877	$ 2,290,649	$ 2,171,600

Commercial, financial & agricultural	$ 101,803	$ 111,537	$ 45,462	$ 42,350	$ 45,337
Real estate - construction & development	89,096	103,753	72,080	71,109	75,302
Real estate - commercial & farmland	574,830	598,935	390,755	385,032	404,588
Real estate - residential	300,898	309,770	258,153	263,312	276,798
Consumer installment	5,590	5,924	5,104	5,691	6,288
Total Purchased non-covered (net of discounts)	$ 1,072,217	$ 1,129,919	$ 771,554	$ 767,494	$ 808,313

Commercial, financial & agricultural	$ -	$ -	$ -	$ -	$ -
Real estate - construction & development	-	-	-	-	-
Real estate - commercial & farmland	-	-	-	-	-
Real estate - residential	610,425	656,734	592,963	410,072	268,984
Consumer installment	-	-	-	-	-
Total Purchased non-covered loan pools	$ 610,425	$ 656,734	$ 592,963	$ 410,072	$ 268,984

Commercial, financial & agricultural	$ 1,604	$ 4,739	$ 5,546	$ 13,349	$ 17,666
Real estate - construction & development	7,168	7,205	7,612	14,266	15,002
Real estate - commercial & farmland	65,091	67,055	71,226	103,399	111,772
Real estate - residential	47,455	51,176	53,038	59,835	64,982
Consumer installment	100	104	107	172	176
Total Covered (net of discounts)	$ 121,418	$ 130,279	$ 137,529	$ 191,021	$ 209,598

Total Loan Portfolio:
Commercial, financial & agricultural	$ 667,750	$ 550,349	$ 500,631	$ 483,446	$ 436,205
Real estate - construction & development	370,981	375,778	324,385	306,173	295,323
Real estate - commercial & farmland	1,888,501	1,820,877	1,566,972	1,556,259	1,526,555
Real estate - residential	1,639,011	1,646,818	1,474,584	1,265,504	1,147,965
Consumer installment	38,935	37,929	36,336	37,162	36,544
Other	17,953	13,188	6,015	10,692	15,903
Total Loans	$ 4,623,131	$ 4,444,939	$ 3,908,923	$ 3,659,236	$ 3,458,495

Troubled Debt Restructurings, excluding purchased non-covered and covered loans:
Accruing loan types:
Commercial, financial & agricultural	$ 275	$ 279	$ 240	$ 238	$ 278
Real estate - construction & development	468	476	792	838	821
Real estate - commercial & farmland	5,802	5,945	5,766	5,719	6,617
Real estate - residential	8,226	7,648	7,574	5,209	4,702
Consumer installment	24	37	46	71	49
Total Accruing TDRs	$ 14,795	$ 14,385	$ 14,418	$ 12,075	$ 12,467

Non-accruing loan types:
Commercial, financial & agricultural	$ 86	$ 75	$ 110	$ 68	$ 29
Real estate - construction & development	36	30	63	30	57
Real estate - commercial & farmland	1,832	1,871	596	942	598
Real estate - residential	899	1,040	1,123	759	783
Consumer installment	113	87	94	64	82
Total Non-accrual TDRs	$ 2,966	$ 3,103	$ 1,986	$ 1,863	$ 1,549

Total Troubled Debt Restructurings	$ 17,761	$ 17,488	$ 16,404	$ 13,938	$ 14,016

The following table presents the loan portfolio by risk grade, excluding purchased non-covered and covered loans:
Grade 10 - Prime credit	$ 349,725	$ 254,203	$ 250,609	$ 231,281	$ 181,933
Grade 15 - Good credit	191,574	213,510	227,730	234,185	243,070
Grade 20 - Satisfactory credit	1,493,561	1,346,050	1,224,320	1,148,024	1,104,747
Grade 23 - Performing, under-collateralized credit	23,665	25,047	27,607	26,477	27,400
Grade 25 - Minimum acceptable credit	687,817	628,042	609,413	579,642	544,664
Grade 30 - Other asset especially mentioned	32,468	22,141	24,423	22,190	25,020
Grade 40 - Substandard	40,261	39,013	42,773	48,848	44,766
Grade 50 - Doubtful	-	-	-	2	-
Grade 60 - Loss	-	1	2	-	-
Total	$ 2,819,071	$ 2,528,007	$ 2,406,877	$ 2,290,649	$ 2,171,600

The following table presents the purchased, non-covered loan portfolio by risk grade:
Grade 10 - Prime credit	$ 6,899	$ 10,505	$ 9,602	$ 9,801	$ 10,123
Grade 15 - Good credit	45,245	48,229	51,168	50,906	53,220
Grade 20 - Satisfactory credit	345,480	344,479	336,990	348,034	362,304
Grade 23 - Performing, under-collateralized credit	27,387	27,445	12,029	10,612	10,537
Grade 25 - Minimum acceptable credit	557,221	607,838	294,829	290,272	300,411
Grade 30 - Other asset especially mentioned	52,536	50,517	30,693	26,458	34,779
Grade 40 - Substandard	37,417	40,874	36,211	31,381	36,887
Grade 50 - Doubtful	30	30	30	30	52
Grade 60 - Loss	2	2	2	-	-
Total	$ 1,072,217	$ 1,129,919	$ 771,554	$ 767,494	$ 808,313

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
	2016	2016	2015	2015	2015	2016	2015

AVERAGE BALANCES

Federal funds sold	$ 7,186	$ 6,200	$ 5,500	$ 5,500	$ 5,500	$ 6,693	$ 5,500
Interest bearing deposits in banks	96,906	201,814	291,303	199,057	201,765	149,360	180,146
Investment securities - taxable	766,006	728,269	730,608	772,252	600,176	747,137	543,365
Investment securities - nontaxable	69,664	68,824	69,711	72,549	70,653	69,244	70,939
Other investments	14,765	9,606	9,322	9,322	9,597	12,185	9,524
Mortgage loans held for sale	96,998	82,803	98,765	102,961	81,823	91,528	75,281
Loans	2,653,171	2,410,747	2,333,577	2,224,490	2,111,507	2,536,566	2,007,914
Purchased non-covered loans	1,111,814	836,187	752,508	788,351	654,397	967,546	655,485
Purchased non-covered loan pools	630,503	627,178	454,884	323,258	17,308	628,840	8,702
Covered loans	127,595	134,383	180,493	195,175	246,422	131,209	259,157
Total Earning Assets	$ 5,574,608	$ 5,106,011	$ 4,926,671	$ 4,692,915	$ 3,999,148	$ 5,340,308	$ 3,816,013

Noninterest bearing deposits	$ 1,561,621	$ 1,362,007	$ 1,324,999	$ 1,300,870	$ 1,088,249	$ 1,461,814	$ 993,619
NOW accounts	1,087,442	1,137,076	1,100,972	907,618	745,709	1,112,259	751,221
MMDA	1,413,503	1,278,199	1,212,087	1,219,736	981,143	1,345,851	919,586
Savings accounts	265,936	251,108	241,337	239,999	188,767	258,522	176,265
Retail CDs < $100,000	437,899	438,122	449,158	484,007	388,248	436,580	380,399
Retail CDs > $100,000	439,954	406,699	395,978	387,485	378,137	424,757	381,033
Brokered CDs	5,000	1,099	-	-	-	3,049	-
Total Deposits	5,211,355	4,874,310	4,724,531	4,539,715	3,770,253	5,042,832	3,602,123

FHLB advances	104,195	9,648	-	-	17,275	56,922	17,028
Other borrowings	51,970	42,096	39,000	39,000	41,930	47,033	42,895
Subordinated debentures	83,386	72,589	69,723	69,448	67,180	77,988	66,313
Federal funds purchased and securities sold
under agreements to repurchase	43,286	52,787	61,986	44,480	58,722	48,037	55,731
Total Non-Deposit Funding	282,837	177,120	170,709	152,928	185,107	229,980	181,967

Total Funding	$ 5,494,192	$ 5,051,430	$ 4,895,240	$ 4,692,643	$ 3,955,360	$ 5,272,812	$ 3,784,090

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
	2016	2016	2015	2015	2015	2016	2015

INTEREST INCOME/EXPENSE

INTEREST INCOME
Federal funds sold	$ 9	$ 8	$ 5	$ 19	$ 5	$ 17	$ 9
Interest bearing deposits in banks	159	328	262	227	177	487	301
Investment securities - taxable	4,554	4,586	4,540	4,694	3,747	9,140	6,900
Investment securities - nontaxable (TE)	613	602	618	648	624	1,215	1,257
Mortgage loans held for sale	821	755	1,040	970	764	1,576	1,456
Loans (TE)	31,531	28,684	27,901	27,258	25,629	60,215	48,047
Purchased non-covered loans	17,062	13,133	12,129	11,911	10,328	30,195	22,168
Purchased non-covered loan pools	3,730	5,144	3,335	2,997	149	8,874	149
Covered loans	1,797	2,060	3,556	3,192	3,385	3,857	7,380
Total Earning Assets	$ 60,276	$ 55,300	$ 53,386	$ 51,916	$ 44,808	$ 115,576	$ 87,667

Accretion Income (included above)	4,196	2,942	2,912	3,037	2,635	7,138	5,732

INTEREST EXPENSE
Non-interest bearing deposits	$ -	$ -	$ -	$ -	$ -	$ -	$ -
NOW accounts	439	468	463	304	318	907	694
MMDA	1,168	1,040	929	877	760	2,208	1,423
Savings accounts	45	43	42	42	37	88	74
Retail CDs < $100,000	476	512	594	607	488	988	1,001
Retail CDs > $100,000	779	676	659	691	662	1,455	1,353
Brokered CDs	8	2	-	-	-	10	0
Total Deposits	2,915	2,741	2,687	2,521	2,265	5,656	4,545

FHLB advances	155	23	-	-	16	178	31
Other borrowings	484	370	328	322	346	854	712
Subordinated debentures	1,173	954	924	914	866	2,127	1,698
Federal funds purchased and securities sold
under agreements to repurchase	24	35	44	39	48	59	91
Total Non-Deposit Funding	1,836	1,382	1,296	1,275	1,276	3,218	2,532

Total Funding	$ 4,751	$ 4,123	$ 3,983	$ 3,796	$ 3,541	$ 8,874	$ 7,077

Net Interest Income (TE)	$ 55,525	$ 51,177	$ 49,403	$ 48,120	$ 41,267	$ 106,702	$ 80,590

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
	2016	2016	2015	2015	2015	2016	2015
YIELDS (1)

Federal funds sold	0.50%	0.52%	0.36%	1.37%	0.36%	0.51%	0.33%
Interest bearing deposits in banks	0.66%	0.65%	0.36%	0.45%	0.35%	0.66%	0.34%
Investment securities - taxable	2.39%	2.53%	2.47%	2.41%	2.50%	2.46%	2.56%
Investment securities - nontaxable	3.54%	3.52%	3.52%	3.54%	3.54%	3.53%	3.57%
Mortgage loans held for sale	3.40%	3.67%	4.18%	3.74%	3.75%	3.46%	3.90%
Loans	4.78%	4.79%	4.74%	4.86%	4.87%	4.77%	4.83%
Purchased non-covered loans	6.17%	6.32%	6.39%	5.99%	6.33%	6.28%	6.82%
Purchased non-covered loan pools	2.38%	3.30%	2.91%	3.68%	3.45%	2.84%	3.45%
Covered loans	5.66%	6.17%	7.82%	6.49%	5.51%	5.91%	5.74%
Total Earning Assets	4.35%	4.36%	4.30%	4.39%	4.49%	4.35%	4.63%

Noninterest bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.16%	0.17%	0.17%	0.13%	0.17%	0.16%	0.19%
MMDA	0.33%	0.33%	0.30%	0.29%	0.31%	0.33%	0.31%
Savings accounts	0.07%	0.07%	0.07%	0.07%	0.08%	0.07%	0.08%
Retail CDs < $100,000	0.44%	0.47%	0.52%	0.50%	0.50%	0.46%	0.53%
Retail CDs > $100,000	0.71%	0.67%	0.66%	0.71%	0.70%	0.69%	0.72%
Brokered CDs	0.64%	0.73%	0.00%	0.00%	0.00%	0.66%	0.00%
Total Deposits	0.22%	0.23%	0.23%	0.22%	0.24%	0.23%	0.25%

FHLB advances	0.60%	0.96%	0.00%	0.00%	0.37%	0.63%	0.37%
Other borrowings	3.75%	3.54%	3.34%	3.28%	3.31%	3.65%	3.35%
Subordinated debentures	5.66%	5.29%	5.26%	5.22%	5.17%	5.48%	5.16%
Federal funds purchased and securities sold
under agreements to repurchase	0.22%	0.27%	0.28%	0.35%	0.33%	0.25%	0.33%
Total Non-Deposit Funding	2.61%	3.14%	3.01%	3.31%	2.76%	2.81%	2.81%

Total funding (3)	0.35%	0.33%	0.32%	0.32%	0.36%	0.34%	0.38%

Net interest spread	4.00%	4.03%	3.98%	4.07%	4.13%	4.01%	4.26%

Net interest margin	4.01%	4.03%	3.98%	4.07%	4.14%	4.02%	4.26%

(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including non-interest bearing liabilities.

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
Operating Net Income Reconciliation	2016	2016	2015	2015	2015	2016	2015

Net income available to common shareholders	$ 20,049	$ 12,317	$ 14,148	$ 15,627	$ 1,308	$ 32,366	$ 11,072

Merger and conversion charges	-	6,359	1,807	446	5,712	6,359	5,727
Non-recurring credit resolution related expenses	-	-	-	-	11,241	-	11,241
Tax effect of non-recurring charges	-	(2,226)	(632)	(156)	(5,934)	(2,226)	(5,939)
Plus: After tax non-recurring charges	-	4,133	1,175	290	11,019	4,133	11,029

Operating Net income	20,049	16,450	15,323	15,917	12,327	36,499	22,101

Operating net income per diluted share:	$ 0.57	$ 0.50	$ 0.47	$ 0.49	$ 0.38	$ 1.07	$ 0.70
Return on average assets	1.31%	1.18%	1.12%	1.21%	1.11%	1.25%	1.04%
Return on average common tangible equity	17.03%	15.42%	14.97%	16.23%	12.83%	16.37%	11.46%

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
Net Interest Margin and Yields on Total Loans	2016	2016	2015	2015	2015	2016	2015
Excluding Accretion Reconciliation

Total Interest Income (TE)	$ 60,276	$ 55,300	$ 53,386	$ 51,916	$ 44,808	$ 115,576	$ 87,667
Accretion Income	4,196	2,942	2,912	3,037	2,635	7,138	5,732
Total Interest Income (TE) Excluding Accretion	$ 56,080	$ 52,358	$ 50,474	$ 48,879	$ 42,173	$ 108,438	$ 81,935

Total Interest Expense	$ 4,751	$ 4,123	$ 3,983	$ 3,796	$ 3,541	$ 8,874	$ 7,077
Net Interest Income (TE) Excluding Accretion	$ 51,329	$ 48,235	$ 46,491	$ 45,083	$ 38,632	$ 99,564	$ 74,858

Yield on Total Loans Excluding Accretion	4.74%	4.84%	4.92%	4.83%	4.86%	4.79%	4.93%

Net Interest Margin Excluding Accretion	3.70%	3.80%	3.74%	3.81%	3.87%	3.75%	3.96%

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
Core Earnings Reconciliation	2016	2016	2015	2015	2015	2016	2015

Pre-tax operating profit/(loss)	$ 29,720	$ 18,441	$ 17,444	$ 22,995	$ 1,794	$ 48,161	$ 16,305
Plus: Credit Related Costs
Provision for loan losses	889	681	553	986	2,656	1,570	3,725
(Gains)/Losses on the sale of legacy OREO	447	753	535	36	436	1,200	546
Gains/(Losses) on the sale of covered OREO	28	166	610	56	194	194	214
Problem loan and OREO expense	1,289	880	1,078	991	10,632	2,169	13,663
Interest reversed (received) on non-accrual loans	35	34	58	17	413	69	569
Total Credit-Related Costs	2,688	2,514	2,834	2,086	14,331	5,202	18,717

Plus: Conversion charges	-	6,359	1,807	446	5,712	6,359	5,727
Less: Non-recurring gains
Gains on sales of securities	-	(94)	-	(115)	(10)	(94)	(22)
Gains/(Losses) on sales of bank premises	401	(77)	(267)	-	-	324	-
Other non-recurring adjustments	-	-	-	-	-	-	-

Pretax, Pre-provision earnings	$ 32,809	$ 27,143	$ 21,818	$ 25,412	$ 21,827	$ 59,952	$ 40,727

As percentage of average assets, annualized	2.15%	1.94%	1.59%	1.93%	1.96%	1.96%	1.84%

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
Recurring Operating Expenses	2016	2016	2015	2015	2015	2016	2015

Total Operating Expenses	52,359	55,600	53,028	48,396	56,864	107,959	97,691
Less: Credit costs & non-recurring charges
Gains/(Losses) on the sale of legacy OREO	(447)	(753)	(535)	(36)	(436)	(1,200)	(546)
Gains/(Losses) on the sale of covered OREO	(28)	(166)	(610)	(56)	(194)	(194)	(214)
Problem loan and OREO expense	(1,289)	(880)	(1,078)	(991)	(10,632)	(2,169)	(13,663)
Severance payments	-	-	-	-	-	-	-
Conversion expenses	-	(6,359)	(1,807)	(446)	(5,712)	(6,359)	(5,727)
Gains/(Losses) on the sale of premises	(401)	77	267	-	-	(324)	-

Recurring operating expenses	$ 50,194	$ 47,519	$ 49,265	$ 46,867	$ 39,890	$ 97,713	$ 77,541

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
Segment Reporting	2016	2016	2015	2015	2015	2016	2015

Banking Division:
Net interest income	$ 48,940	$ 45,801	$ 44,088	$ 43,044	$ 36,806	$ 94,741	$ 72,645
Provision for loan losses	733	681	504	960	2,456	1,414	3,383
Noninterest income	13,018	12,735	12,739	13,470	9,262	25,753	18,042
Noninterest expense:
Salaries and employee benefits	18,428	18,989	19,225	17,921	15,675	37,417	31,037
Occupancy	5,901	5,150	5,356	5,444	4,376	11,051	8,520
Data Processing	5,685	5,820	5,759	4,998	3,913	11,505	7,924
Other expenses	11,071	16,436	13,853	11,379	24,048	27,507	34,404
Total noninterest expense	41,085	46,395	44,193	39,742	48,012	87,480	81,885
Income before income taxes	20,140	11,460	12,130	15,812	(4,400)	31,600	5,419
Income Tax	6,318	3,681	1,436	4,854	(1,682)	9,999	1,423
Net income	$ 13,822	$ 7,779	$ 10,694	$ 10,958	$ (2,718)	$ 21,601	$ 3,996

Retail Mortgage Division:
Net interest income	$ 3,293	$ 3,020	$ 2,812	$ 2,485	$ 1,979	$ 6,313	$ 3,524
Provision for loan losses	93	-	49	26	200	93	342
Noninterest income	13,304	9,624	7,966	9,827	9,095	22,928	16,705
Noninterest expense:
Salaries and employee benefits	8,304	6,347	5,855	6,138	5,592	14,651	10,119
Occupancy	405	488	501	397	396	893	776
Data Processing	338	272	266	308	279	610	491
Other expenses	1,133	956	1,043	662	1,150	2,089	2,082
Total noninterest expense	10,180	8,063	7,665	7,505	7,417	18,243	13,468
Income before income taxes	6,324	4,581	3,064	4,781	3,457	10,905	6,419
Income Tax	2,213	1,603	1,072	1,673	1,210	3,817	2,247
Net income	$ 4,111	$ 2,978	$ 1,992	$ 3,108	$ 2,247	$ 7,088	$ 4,172

Warehouse Lending:
Net interest income	$ 1,622	$ 1,019	$ 995	$ 1,128	$ 1,179	$ 2,641	$ 2,014
Provision for loan losses	-	-	-	-	-	-	-
Noninterest income	440	333	336	372	383	773	656
Noninterest expense:
Salaries and employee benefits	108	188	156	137	99	296	226
Occupancy	1	1	3	1	1	2	3
Data Processing	25	20	20	22	20	45	53
Other expenses	26	25	28	40	19	51	55
Total noninterest expense	160	234	207	200	139	394	337
Income before income taxes	1,902	1,118	1,124	1,300	1,423	3,020	2,333
Income Tax	666	391	393	455	498	1,057	817
Net income	$ 1,236	$ 727	$ 731	$ 845	$ 925	$ 1,963	$ 1,516

SBA Division:
Net interest income	$ 734	$ 596	$ 723	$ 742	$ 724	$ 1,330	$ 1,337
Provision for loan losses	63	-	-	-	-	63	-
Noninterest income	1,617	1,594	1,366	1,309	1,886	3,211	2,798
Noninterest expense:
Salaries and employee benefits	691	663	736	738	1,099	1,354	1,715
Occupancy	64	61	57	73	36	125	64
Data Processing	1	1	1	1	2	2	6
Other expenses	178	183	169	137	159	361	216
Total noninterest expense	934	908	963	949	1,296	1,842	2,001
Income before income taxes	1,354	1,282	1,126	1,102	1,314	2,636	2,134
Income Tax	474	449	394	386	460	923	747
Net income	$ 880	$ 833	$ 732	$ 716	$ 854	$ 1,713	$ 1,387

Total Consolidated:
Net interest income	$ 54,589	$ 50,436	$ 48,618	$ 47,399	$ 40,688	$ 105,025	$ 79,520
Provision for loan losses	889	681	553	986	2,656	1,570	3,725
Noninterest income	28,379	24,286	22,407	24,978	20,626	52,665	38,201
Noninterest expense:
Salaries and employee benefits	27,531	26,187	25,972	24,934	22,465	53,718	43,097
Occupancy	6,371	5,700	5,917	5,915	4,809	12,071	9,363
Data Processing	6,049	6,113	6,046	5,329	4,214	12,162	8,474
Other expenses	12,408	17,600	15,093	12,218	25,376	30,008	36,757
Total noninterest expense	52,359	55,600	53,028	48,396	56,864	107,959	97,691
Income before income taxes	29,720	18,441	17,444	22,995	1,794	48,161	16,305
Income Tax	9,671	6,124	3,296	7,368	486	15,795	5,233
Net income	$ 20,049	$ 12,317	$ 14,148	$ 15,627	$ 1,308	$ 32,366	$ 11,072

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CONTACT: For more information contact: Dennis J. Zember Jr., Executive Vice President, CFO & COO, (229) 890-1111